AMENDMENT NO. 1 TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                    LIBERTY LIFE ASSURANCE COMPANY OF BOSTON
                       STEIN ROE VARIABLE INVESTMENT TRUST
                        STEIN ROE & FARNHAM INCORPORATED
                                       and
                         LIBERTY FUNDS DISTRIBUTOR, INC.

     This Amendment, made and entered into this 1ST day of February, 2000 by and among Liberty Life Assurance Company of Boston (the "Company"), on its own behalf and on behalf of its Separate Accounts, each of which is a segregated asset account of the Company, Stein Roe Variable Investment Trust (the "Trust"), Stein Roe and Farnham Incorporated ("SR&F") and Liberty Funds Distributor, Inc. ("LFDI").

     Whereas, the Company the Trust and LFDI (the "Parties") previously entered into a Participation Agreement dated May 19, 1999, and

     Whereas the Parties desire to amend the Participation Agreement to allow an additional Separate Account to purchase shares of the Series of the Trust,

     Now, Therefore, the Company, the Trust and LFDI agrees as follows:

     1.   Schedule A shall be amended to read as the Schedule a attached hereto.



                                        LIBERTY LIFE ASSURANCE COMPANY
                                        OF BOSTON
                                        By its authorized officer,

                                        By:       /s/ John Tymochko
                                               ---------------------------------

                                        Title:    Senior Vice President
                                               ---------------------------------

                                        STEIN ROE VARIABLE INVESTMENT TRUST
                                        By its authorized officer,

                                        By:       /s/ Kevin M Carome
                                               ---------------------------------

                                        Title: Secretary
                                               ---------------------------------

                                        STEIN ROE & FARNHAM INCORPORATED
                                        By its authorized officer,

                                        By:       /s/ Timothy J Jacoby
                                               ---------------------------------

                                        Title: Senior Vice President
                                               ---------------------------------

                                        LIBERTY FUNDS DISTRIBUTOR, INC.
                                        By its authorized officer,

                                        By:       /s/ Nancy L Conlin
                                               ---------------------------------

                                        Title: Clerk
                                               ---------------------------------

                                   SCHEDULE A
                                   ----------

Liberty Life's Spectrum Select Plus Variable Life Insurance Contract